CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                          (As Restated March 15, 1985)
                                       OF
                           NATIONAL FUEL GAS COMPANY

     Pursuant to the provisions of Chapter 9 of Title 14A of the New Jersey Statutes and particularly Section 14A: 9-4 thereof, National Fuel Gas Company, a corporation organized under the laws of the State of New Jersey, hereby certifies:
           FIRST:     The name  of  the  Corporation  is  NATIONAL  FUEL GAS
COMPANY (the "Company").
           SECOND:    The Board of Directors of the Company ("the Board"), at a
meeting duly called and held on December 10, 1987, adopted, inter alia, the following resolutions:
           RESOLVED:  That the following Article NINTH be added to the Company's
                      Restated Certificate of Incorporation, as amended
                      ("Certificate"):

                      "NINTH: No director or officer of this corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of any duty owed to the corporation or any of its shareholders, except to the extent that such exemption from liability is not permitted under the New Jersey Business Corporation Act, as the same exists or may hereafter be amended, or under any revision thereof or successor statute thereto";

                      and it is

   FURTHER RESOLVED:  That the above proposed amendment and addition to the
                      Company's Certificate, as hereby approved by the Board of Directors, be submitted to a vote of the Company's common

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                      stockholders at the Annual Meeting of Stockholders to be
                      held on February 18, 1988, or any adjournment thereof, with the recommendation that they approve same; and it is

   FURTHER RESOLVED:  That all actions heretofore taken, and which may hereafter be taken as the officers of the Company deem necessary or appropriate, in connection with the above proposed amendments to the Certificate, including, but not limited to, the filing of an Application-Declaration on Form U-1, and amendments thereto, with the Securities and Exchange Commission ("Commission"), receipt of an Order in connection therewith, and necessary filings with the Secretary of State of the State of New Jersey be, and they hereby are, in all respects authorized, approved, ratified and confirmed.

     THIRD: That said Annual Meeting of Common Stockholders of the Company was held on the 18th day of February, 1988, pursuant to written notice of the time, place and purposes of said meeting, including the taking of action upon the amendment to the Restated Certificate of Incorporation, as amended, of the Company approved by the Board as aforesaid.
     FOURTH: Said written notice of said Annual Meeting was mailed to each stockholder of record entitled to vote thereon in accordance with the Company's By-Laws and not less than ten (10) nor more than sixty (60) days before the date of said Annual Meeting.
     FIFTH:    The number of shares of Common Stock of the Company entitled to vote as a class at said Annual Meeting was 25,871,234, and each such share

<PAGE 3>

entitled the registered holder thereof to abstain from voting or to vote one vote for or against the adoption of the amendment.
     SIXTH:     At said Annual Meeting, the following votes were registered with respect to the amendment set out in paragraph SECOND above:

     For       - 19,752,149 shares of Common Stock

     Against   -   1,227,581 shares of Common Stock

     Abstain   -   537,548 shares of Common Stock

     A quorum of the holders of Common Stock was present and voting at said Annual Meeting, and the amendment was duly adopted by the affirmative vote of a majority of the votes cast by holders of outstanding shares of Common Stock entitled to vote thereon.
     SEVENTH:   The  amendment  shall  become  effective on the date of filing.


Dated:  February 18, 1988              NATIONAL FUEL GAS COMPANY


                                       By:  /s/ Bernard J. Kennedy
                                     Name:  Bernard J. Kennedy
                                    Title:  president